UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, Pennsylvania	15238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 967-3000

Check the appropriate box below if the Form 8-K is intended to satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2007, the Company announced a number of organizational changes, including the promotion of a named executive officer, Roberto Cañizares, to the position of Executive Vice President of the Company and President of MSA International and the retirement effective June 1, 2007 of named executive officer James Baillie, a Vice President of the Company and the President of MSA Europe. A copy of the Company’s press release announcing the changes is filed herewith as an exhibit and incorporated herein by reference.

Additional information concerning the executive officers involved in the changes, including their ages and five-year employment histories, is contained under the caption “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and is incorporated herein by reference. In connection with the changes, three named executive officers, Mr. Cañizares, William M. Lambert, the Company’s President and Chief Operating Officer, and Dennis L. Zeitler, the Company’s Vice President, Chief Financial Officer and Treasurer, each received stay bonuses in the form of grants under the Company’s 1998 Management Share Incentive Plan of 12,438 shares of restricted stock. The restricted stock will vest in three equal annual installments on June 1, 2011 through 2013.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release dated May 21, 2007 re “MSA Announces Global Organizational Changes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY (Registrant)

By	/s/ Douglas K. McClaine
Douglas K. McClaine Vice President, General Counsel and Secretary

Date: May 25, 2007